Report of Independent Registered Public Accounting Firm on Supplemental Information
To the Shareholders and Board of Trustees of Guggenheim Credit Income Fund
We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statement of assets and liabilities of Guggenheim Credit Income Fund and its subsidiary (the “Master Fund”), including the consolidated schedule of investments, as of December 31, 2018, the related consolidated statements of operations, changes in net assets and cash flows for the year then ended and the related notes (collectively referred to as the “consolidated financial statements”), and in our report dated March 12, 2019, we expressed an unqualified opinion thereon. In our opinion, the information set forth in the senior securities table of the Master Fund for the year ended December 31, 2018, appearing on page 80 of this Form N-2, is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived. The financial information set forth in the senior securities table for each of the years ended December 31, 2017, 2016 and 2015, were derived from consolidated financial statements audited by other auditors, and we do not express an opinion on that financial information.
/s/ Ernst & Young LLP

New York, NY
March 12, 2019

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Guggenheim Credit Income Fund

We have audited the consolidated financial statements of Guggenheim Credit Income Fund and its subsidiary as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 referred to in our report dated March 12, 2018 appearing in the accompanying registration statement on Form N-2. We have also previously audited the consolidated financial statements of the Company as of and for the year ended December 31, 2015 (not presented herein) appearing under Item 8 of the Company’s 2015 Annual Report on Form 10-K, and we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the senior securities table of Guggenheim Credit Income Fund and its subsidiary as of December 31, 2017, 2016 and 2015 appearing on page 80 of this registration statement on Form N-2 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 12, 2018